Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 13, 2022, AZZ Inc. ("AZZ", "Company" or “acquirer”) completed the acquisition ("Precoat Acquisition") of Sequa Corporation's ("Sequa") Precoat Metals business division ("Precoat") plus certain liabilities of Sequa, for a purchase price of $1.3 billion. The Company used the net proceeds from the $1.3 billion aggregate principal amount of Term Loan B issued on May 13, 2022 and the $240.0 million aggregate principal amount of Subordinated Convertible Notes issued on May 13, 2022 to finance the Precoat Acquisition and related transaction expenses.

The following unaudited pro forma condensed combined statements of operations of AZZ and Precoat for the fiscal year ended February 28, 2022 and the three months ended May 31, 2022, give effect to the Precoat Acquisition and related financing transactions as if they occurred on March 1, 2021, the first day of AZZ’s fiscal year 2022 and the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations of AZZ for the fiscal year ended February 28, 2022 combines the historical consolidated statements of operations of AZZ for the fiscal year ended February 28, 2022 with the historical combined statements of operations of Precoat for the year ended December 31, 2021. The unaudited pro forma condensed combined statements of operations of AZZ for the three months ended May 31, 2022 combines the historical consolidated statements of operations of AZZ for the three months ended May 31, 2022, which includes Precoat from the period following the closing of the Precoat Acquisition, May 14, 2022 to May 31, 2022, with the historical combined statements of operations of Precoat for the period from March 1, 2022 to May 13, 2022.

The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet as of May 31, 2022 as the business combination was consummated on May 13, 2022 (“Acquisition Date”) and is reflected in the Company’s historical unaudited condensed consolidated balance sheet as of May 31, 2022, included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 11, 2022.

The unaudited pro forma condensed combined financial information was prepared in accordance with the requirements of Article 11 of Regulation S-X, in accordance with SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses (“Release No. 33-10786”). Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). AZZ has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma financial statements are provided for illustrative purposes only, and does not purport to represent what the actual combined results would have been had the Precoat Acquisition and related financing transaction occurred on March 1, 2021, nor are they necessarily indicative of future combined results of operations. The pro forma statements of operations neither reflect the costs of any integration activities nor the synergies and benefits that may result from realization of any anticipated revenue growth or operational efficiencies expected to result from the acquisition of Precoat. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial information should be read in conjunction with AZZ’s historical consolidated financial statements contained in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and the historical combined financial statements of Precoat Metals (A Business of Sequa Corporation) and accompanying notes filed as exhibits to the Form 8-K/A.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 28, 2022
(in thousands, except per share amounts)
	Historical					Pro Forma
	AZZ Inc. Year ended February 28, 2022	Precoat Metals Year ended December 31, 2021	Financing Adjustments	Transaction Accounting Adjustments		Year ended February 28, 2022
Sales	$902,664	$698,886	$—	$—		$1,601,550
Cost of sales	677,441	543,316	—	(1,229)	A	1,219,528
Gross margin	225,223	155,570	—	1,229		382,022

Selling, general and administrative	113,680	37,868	—	59,851	B, C	211,399
Restructuring and impairment charges	(1,797)	—	—	—		(1,797)
Operating income	113,340	117,702	—	(58,622)		172,420

Interest expense	6,395	—	93,998	—		100,393
Other expense, net	600	469	—	—		1,069
Income (loss) before income taxes	106,345	117,233	(93,998)	(58,622)		70,958
Income tax expense (benefit)	22,323	28,832	(22,560)	(14,069)	D	14,526
Net income (loss)	$84,022	$88,401	$(71,438)	$(44,553)		$56,432
Earnings per common share
Basic earnings per share	$3.38			$(1.11)	E	$2.27
Diluted earnings per share	$3.35			$(1.10)	E	2.25
Weighted average shares outstanding
Basic	24,855			—	E	24,855
Diluted	25,077			—	E	25,077

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED MAY 31, 2022
(in thousands, except per share amounts)

	AZZ Inc. Three months ended May 31, 2022	Precoat Period from March 1, 2022 through May 13, 2022	Financing Adjustments	Transaction Accounting Adjustments	Notes	Three months ended May 31, 2022
Sales	$314,398	$193,020	$—	$—		$507,418
Cost of sales	229,942	147,163	—	(837)	A	376,268
Gross margin	84,456	45,857	—	837		131,150

Selling, general and administrative	44,546	40,422	—	(42,729)	B, C	42,239
Restructuring and impairment charges	—	—	—	—		—
Operating income	39,910	5,435	—	43,566		88,911

Interest expense	7,473	—	18,671	—		26,144
Other expense, net	798	398	—	—		1,196
Income (loss) before income taxes	31,639	5,037	(18,671)	43,566		61,571
Income tax expense (benefit)	7,562	1,714	(4,481)	10,456	D	15,251
Net income	$24,077	$3,323	$(14,190)	$33,110		$46,320
Earnings per common share
Basic earnings per share	$0.97			0.90	E	$1.87
Diluted earnings per share	$0.96			0.72	E	1.68
Weighted average shares outstanding
Basic	24,709			—	E	24,709
Diluted	25,675			3,303	E	28,978

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information of AZZ was prepared in accordance with Article 11 of SEC Regulation S-X. AZZ has a fiscal year that ends on the last day in February and Precoat’s fiscal year ended on December 31. To comply with SEC rules and regulations for companies with different fiscal year ends, the unaudited pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days. Given the different fiscal year ends of AZZ and Precoat, the Precoat historical unaudited condensed combined statement of operations for the period from March 1, 2022 through May 13, 2022 and for the year ended December 31, 2021 are derived from their unaudited accounting records for the period from March 1, 2022 through May 13, 2022 and the audited combined statements of operations for the year ended December 31, 2021. The AZZ historical condensed financial statement of operations data for the three months ended May 31, 2022 and fiscal year ended February 28, 2022 are derived from AZZ’s unaudited condensed consolidated financial statements for the three months ended May 31, 2022 and audited consolidated financial statements for the fiscal year ended February 28, 2022, respectively.

The unaudited pro forma condensed combined statements of operations of AZZ for the three months ended May 31, 2022 and the fiscal year ended February 28, 2022 give effect to Precoat Acquisition and related financing transactions as if they had occurred on March 1, 2021, the first day of AZZ’s 2022 fiscal year and the beginning of the earliest period presented. The unaudited proforma condensed combined statements of operations are presented on the basis of AZZ’s fiscal year and three months ended periods and combines the historical results of the of AZZ and Precoat, respectively.

The Precoat Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (ASC) 805, Business Combinations, with AZZ representing the accounting acquirer. The unaudited pro forma financial information reflects the impact on the unaudited pro forma condensed combined financial information of the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the Precoat assets acquired and liabilities assumed have not been completed. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Precoat Acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.

Note 2. Accounting Policy Alignment and Reclassifications

The unaudited pro forma condensed combined financial information of AZZ has been prepared using AZZ’s significant accounting policies as set forth in AZZ’s audited consolidated financial statements as of and for the fiscal year ended February 28, 2022 and unaudited condensed consolidated financial statements for three months ended May 31, 2022. During the preparation of the unaudited pro forma condensed combined financial information, AZZ performed an initial review of the accounting policies of Precoat to determine if differences in accounting policies require reclassification or adjustment to conform to AZZ’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, AZZ did not become aware of any material differences between the accounting policies of AZZ and Precoat.

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies among AZZ and Precoat. The Company is reviewing the accounting policies of Precoat to ensure conformity of such accounting policies to those of AZZ and, as a result of that review, the Company may identify differences among the accounting policies of the two companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial information of AZZ.

Exhibit 99.3
Note 3. Unaudited Pro Forma Statement of Operations Adjustments

Financing Adjustments

In conjunction with the Precoat Acquisition, the Company replaced 2021 Credit Agreement with a new Credit Agreement (the "2022 Credit Agreement") by and among the Company, borrower, Citibank, N.A., as administrative and collateral agent, and the other agents and lender parties thereto the 2022 Credit Agreement. The 2022 Credit Agreement includes the following significant terms;

i.provides for a senior secured initial term loan in the aggregate principal amount of $1.3 billion (the "Term Loan B"), due May 13, 2029, which is secured by substantially all of the assets of the Company;
ii.provides for a senior secured revolving credit facility in the aggregate principal amount of $400.0 million (the "Revolving Credit Facility"), due May 13, 2027;
iii.includes a letter of credit sub-facility of up to $100.0 million, which is part of, and not in addition to, the Revolving Credit Facility;
iv.borrowings under the Term Loan B and the Revolving Credit Facility each bear an interest rate of Secured Overnight Financing Rate ("SOFR") plus 4.25%;
v.includes customary affirmative and negative covenants, and events of default; including restrictions on the incurrence of non-ordinary course debt, investment and dividends, subject to various exceptions; and
vi.includes a maximum quarterly leverage ratio financial covenant and an interest coverage ratio financial covenant.

The Company also completed the issuance of $240.0 million aggregate principal amount of 6.00% convertible subordinated notes due June 30, 2030 (the "Convertible Notes"). Interest on the Convertible Notes is payable semi-annually, on June 30 and December 31.

The Convertible Notes are convertible by the holder thereof at any time into shares of the Company's common stock at a price equal to a 25% premium to the volume-weighted average price of the Company's common stock over the trailing 30 trading days prior to the issuance date of the Convertible Notes. The Convertible Notes are exchangeable for 240,000 shares of the Company's 6.0% Series A Convertible Preferred Stock, subject to shareholder approval for the issuance of preferred shares. If exchanged, the Series A Preferred Stock will be convertible by the holder at any time into shares of the Company's common stock at a price equal to a 25% premium to the volume-weighted average price of the Company's common stock over the trailing 30 trading days, prior to the issuance date of the Convertible Notes. In addition, the Series A Preferred Stock will be subject to a minimum conversion threshold of 1,000 shares per conversion, and customary anti-dilution and dividend adjustments.

This pro forma adjustment represents the recognition of interest expense, including the amortization of debt financing costs related to the new financing to fund the acquisition less the elimination of historical interest expense and debt issuance costs amortization expense. AZZ’s new debt financing consists of a variable rate $1.3 billion Term Loan B and Revolving Credit Facility of $400.0 million (both with an interest rate of SOFR plus 4.25%), and fixed rate $240.0 million Convertible notes (interest rate of 6.00%). For the purpose of this unaudited pro forma combined condensed financial information, AZZ assumed a drawdown of $75.0 million of the $400.0 million available under the Revolving Credit Facility for both pro forma periods. For the Term B Loan, AZZ assumed quarterly principal payments $3.25 million, with the entire remaining principal amount due on May 13, 2029 as outlined in the New Credit Agreement. In relation to the Term Loan B, Revolving Credit Facility, and Convertible Notes, debt issuance costs were $76.2 million, $4.9 million, and $6.5 million, respectively for total debt issuance costs of $87.6 million. For purposes of calculating the pro forma interest expense, the Company used a rate of 5.40% related to the $1.3 billion for the Term Loan B and the $75.0 million draw on the Revolving Credit Facility, and a rate of 6.00% related to the $240.0 million Convertible notes.

A 1/8 of a percentage point increase or decrease in the interest rate related to borrowings under the Revolving Credit Facility and Term Loan B would change pro forma net income for the year ended February 28, 2022 by approximately $1.3 million.

The Company incurred $0.5 million related to the write-off of capitalized debt issuance costs effected by the use of proceeds from the 2022 Credit Agreement during the period of June 2022 which has been added to the pro forma condensed combined statement of operations for the year ended February 28, 2022 to illustrate the costs that would have been incurred had the acquisition occurred on March 1, 2021.

Exhibit 99.3

(dollars in thousands)	For the year ended February 28, 2022	From March 1, 2022 through May 13, 2022
Interest expense for Revolving Credit Facility, Term Loan B and Convertible Notes	$86,983	$17,549
Amortization of debt financing costs	12,911	3,228
Eliminate interest expense related to previous credit facility and related debt issuance costs	(5,896)	(2,106)
Pro forma adjustment to interest expense	$93,998	$18,671

Transaction Accounting Adjustments

A.Represents adjustments to depreciation expense reflecting the change in the preliminary estimated fair value of Precoat's acquired property, plant, and equipment, as follows:

(dollars in thousands)	Estimated fair value	Estimated useful life (in years)	For the year ended February 28, 2022	From March 1, 2022 through May 13, 2022
Building	$109,699	20	$5,485	$914
Machines and equipment	133,160	15	8,877	1,480
Furniture and fixtures	3,171	5	634	106
Auto	133	3	44	7
			$15,040	$2,507
Eliminate historical depreciation expense			(16,269)	(3,344)
Pro forma adjustment to cost of sales			$(1,229)	$(837)

B.Represents the addition of amortization expense from the acquired intangible assets based on the preliminary estimated fair values and useful lives.

(dollars in thousands)	Estimated fair value	Estimated useful life (in years)	For the year ended February 28, 2022	From March 1, 2022 through May 13, 2022
Customer relationships	$385,000	20	$19,250	$3,208
Developed technology	32,000	15	2,133	356
			21,383	3,564
Eliminate historical amortization expense			(6,512)	(1,313)
Pro forma adjustment to selling, general, and administrative expenses			$14,871	$2,251

C.Represents the acquisition and transaction-related costs paid or payable in connection with the transaction. For the period from March 1, 2022 through May 13, 2022, the amounts have been reclassified to give effect to the Precoat Acquisition as if it had occurred on March 1, 2021, the first day of AZZ’s 2022 fiscal year and the beginning of the earliest period presented.

(dollars in thousands)	For the year ended February 28, 2022	For the three months ended May 31, 2022
Acquisition and transaction-related costs incurred by AZZ	$11,525	$(11,525)
Transaction-related costs incurred by Precoat(1)	33,455	(33,455)
Pro forma adjustment to selling, general, and administrative expenses	$44,980	$(44,980)
(1) For Precoat, the transaction costs were incurred on May 13, 2022.

Exhibit 99.3
D.Represents the income tax impact of the adjustments at an effective tax rate of 24.0%. The tax rate used for the pro forma financial information is a blended statutory tax rate, which will likely vary from the actual effective tax rate in periods subsequent to the completion of the pro forma events.

E.The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted average shares, adjusted for the dilutive impact of the Convertible Notes. The dilutive impact of the Convertible Notes has been excluded for the year ended February 28, 2022 as their effect is antidilutive. The unaudited pro forma combined basic and diluted loss per share calculations are based on the combined basic and diluted weighted-average shares, as follows:

(dollars and shares in thousands)	For the year ended February 28, 2022	For the three months ended May 31, 2022
Pro forma basic net income	$56,432	$46,320
After-tax interest expense on Convertible Notes	—	2,219
Pro forma diluted net income	$56,432	$48,539

Basic pro forma weighted-average shares outstanding	24,855	24,709

Historical diluted weighted-average shares	25,077	25,675
Shares attributable to convertible notes	—	3,303
Diluted pro forma weighted-average shares outstanding	25,077	28,978

Basic pro forma earnings per share	$2.27	$1.87
Diluted pro forma earnings per share	$2.25	$1.68